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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-97563, 333-50539, 333-50543, 333-94563, 333-60302
and 333-68212) of Kforce Inc. and its subsidiaries, formerly known as Romac International, Inc. of our report dated February 8, 2000 appearing in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tampa, Florida
March 27, 2002